                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                             -----------------------
                             AMENDMENT NO. 1 TO THE
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

              Semiconductor Manufacturing International Corporation
             (Exact name of registrant as specified in its charter)


         The Cayman Islands                           Not Applicable
 (State or other jurisdiction of           (I.R.S. employer identification no.)
  incorporation or organization)

         18 Zhangjiang Road
           Pudong New Area
           Shanghai 201203                            Not Applicable
    People's Republic of China                          (zip code)
(Address of principal executive offices)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. X
                                                   ---

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
                                                   --

     Securities Act registration statement file number to which this form relates: 333-112720
         --------------
        (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
        -------------------                  ------------------------------

     American Depositary Shares, each         New York Stock Exchange, Inc.
  Representing ordinary shares*,
      par value US$0.0004 per share

--------
* Not for trading, but only in connection with the listing on the New York Stock Exchange, Inc. of American Depositary Shares representing the ordinary shares.

     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the securities to be registered that appears under the captions "Description of Share Capital" and "Description of American Depositary Shares" contained in the prospectus constituting Part I of the Registrant's registration statement on Form F-1 (No. 333-112720), initially filed under the Securities Act of 1933, as amended, on February 11, 2004, as amended from time to time, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                          Semiconductor Manufacturing International Corporation

                               By:    /s/ Richard R. Chang
                                      ------------------------------------------
                               Name:  Richard R. Chang
                               Title: Chairman of the Board, President and Chief
                                      Executive Officer

Date: March 8, 2004